Exhibit 10.11

December 23, 2003

Amendment Number 1

to

Employment Agreement

AMENDMENT NUMBER 1 (“This Amendment”) dated as of December 23, 2003 to EMPLOYMENT AGREEMENT dated as of May 19, 2000 (the “Original Agreement”) by and between Navigant Consulting, Inc. (“NCI”) and Ben W. Perks (the “Executive”).

RECITALS

Both parties wish to amend the Original Agreement to provide for increased severance benefits in the event of a Change of Control (as defined in the Original Agreement) consistent with the severance benefits payable under such circumstances to other corporate officers, conditioned on the Executive’s agreement to continue his employment as Executive Vice President and Chief Financial Officer of NCI for a period of at least six months following any such Change of Control.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 7(c) of the Original Agreement is hereby amended to eliminate subsection (4), which included within the definition of “Good Reason,” the termination of the Executive within six months following a Change of Control. As amended, Section 7(c) shall read:

(c) Termination by the Executive for Good Reason. The Executive’s employment with the Company may be terminated by the Executive for Good Reason. For purposes of this Agreement, “Good Reason” shall mean any of the following actions, if taken without the express written consent of the Executive: (1) any material change by the Company in the Executive’s title, function, duties or responsibilities, which changes would cause the Executive’s position with the Company to become of significantly less responsibility, importance or scope as compared to the position and attributes that applied to the Executive as of the Effective Date; (2) any material failure by the Company to comply with any of the provisions of the Agreement; or (3) the requirement that the Executive change his manner of performing his responsibilities so as to require a change of his residence.

2. Section 8(a) of the Original Agreement is hereby amended to eliminate from the title thereof the words “or for any Reason Following a Change of Control”, there being no other amendment thereof.

3. New Section 8(d) is added, as follows:

(d) Termination following a Change of Control. If the Executive’s employment is terminated for any reason during the one year period following a Change of Control of the Company, or if such employment is terminated by the Executive for any reason during the period beginning six months and ending twelve months following a Change of Control, then the Company shall pay to the Executive or the Executive’s legal representatives in a lump sum in cash on the date of such termination an amount equal to two times the sum of (1) the Executive’s Base Salary as of the date of the Change of Control plus (2) the average of his three most recent annual bonuses; provided that, the payment under this paragraph (d) shall be in lieu of any payment under paragraphs (a), (b) or (c) above, and if the Executive has already received any such payment, the payment under this paragraph (d) shall be reduced, but not below zero, by the amount of such other payment.

4. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Original Agreement. Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

5. This Amendment may be executed in counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one agreement.

6. This Amendment shall be construed and enforced in accordance with and shall be governed by the laws of the State of Illinois, without giving effect to its conflict of laws provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NAVIGANT CONSULTING, INC.

By	/s/ William M. Goodyear
William M. Goodyear
Chairman and Chief Executive Officer

/s/ Ben W. Perks
Ben W. Perks